Exhibit No. 28(a)(2)

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

THE SOLAR FUND, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

The undersigned, being the sole incorporator and shareholder, officer and director of The Solar Fund, Inc., pursuant to section 805 of the Business Corporation Law of the State of New York, does hereby certify and set forth:

(1)           The name of the corporation is The Solar Fund, Inc.

(2)           The certificate of incorporation was filed by the Department of State on the 17th day of January, 1978.

(3)           The certificate of incorporation is amended to effect the following amendments authorized by the Business Corporation Law:

(A)           The certificate of incorporation (Paragraph “FOURTH” thereof) of the Solar Fund, Inc. is hereby amended, pursuant to section 801(b)(9) of the Business Corporation Law, to increase the par value of the authorized and issued shares from No Par Value to ONE ($1.00) DOLLAR per share.

(B)           The certificate of incorporation (Paragraph “FOURTH” thereof) of The Solar Fund, Inc. is hereby amended, pursuant to section 801(b)(7) of the Business Corporation Law, to effect an increase in the aggregate number of shares which the corporation shall have authorized to issue from TWO HUNDRED (200) shares without par value to THREE HUNDRED THOUSAND (300,000) shares with ONE ($1.00) DOLLAR per share per value.

(C)           The certificate of incorporation (Paragraph “FOURTH” thereof) of The Solar Fund, Inc. is hereby amended, pursuant to section 801 of the Business Corporation Law, to exclude all preemptive rights.

(D)           The certificate of incorporation (Paragraph “FOURTH” thereof) of The Solar Fund, Inc. is hereby amended, pursuant to section 801(b)(12) to define restrictions, conditions and provisions of its common shares as follows:

(a)(1)      The holders of the Common Stock shall be entitled to receive pro rata the net distributable assets of the Corporation on liquidation.

(a)(2)      The Director’s may redeem at net asset value the shares of fractional shares of any shareholder or fractional shareholder if the Corporation deems that such shareholding is so small that the maintenance of the interest of that shareholder’s interest is in the opinion of the Directors, not in the best interest of the Corporation.  This provision is limited to shareholders whose shares have a net asset value of less than five thousand dollars ($5,000,000).

(b)           Dividends, when, as and if declared by the Board of Directors shall be shared equally by the holders of Common Stock on a share for share basis including fractional shares.  Unless a holder of Common Stock directs otherwise, any such dividends so declared and distributed shall be automatically reinvested in full and fractional shares of the Corporation; provided, however, that the Board of Directors may direct that any such dividends be paid to said holder, or, alternatively, may direct that any such dividends be paid rather than so reinvested unless such holder elects to have them reinvested.

(c)           Holders of Common Stock shall have the right, at any time after purchase by and delivery to the Underwriters of the shares issued pursuant to the initial public offering of the Common Stock of the Corporation, and when the Corporation has funds or property legally available therefore, to require the Corporation to redeem their shares at a redemption price per share equal to the net asset value per share of the Corporation’s Common Stock as determined pursuant to the Bylaws and the requirements of the Investment Company Act and the laws of the State of New York.

Tender of shares shall be in accordance with the requirements of the Bylaws and the Investment Company Act of 1940.

Upon such tender, the registered certificate holder shall cease to have the status and rights of a stockholder, and as soon as reasonably practicable after such tender, and, in any event, within seven days thereafter the Corporation shall pay or cause to be paid to said registered certificate holder the redemption price.

If, at any time, the Board of Directors shall determine the economic conditions would make it detrimental to the best interest of the remaining stockholders of the Corporation to make payment of the redemption price wholly or partly in cash, the Corporation may pay the redemption price in whole or in part by a distribution in kind of securities from the portfolio of the Corporation, in lieu of cash, such securities to be valued for this purpose at the same value employed in determining the net asset value per share applicable to such redemption, and to be selected in such manner as the Board of Directors may deem fair and equitable.

Notwithstanding the foregoing, the Corporation may postpone payment or deposit of the redemption price and my suspend the right of the holders of Common Stock to require the Corporation to redeem shares of such Common Stock in accordance with the Bylaws of the requirements of the Investment Company Act of 1940.

(d)           The value of the net assets of the Corporation, as of any relevant time, shall be determined in accordance with generally accepted accounting principles, the Bylaws and the requirements of the Investment Company Act of 1940.

Securities and other assets for which market quotations are not readily available will be valued at their fair value as determined by or under the authority of the Board of Directors.

The Corporation may suspend such determination of net asset value during any period when it may suspend the right of the holders of Common Stock to require the Corporation to redeem shares of such Common Stock to the extent the same is authorized or required by any law or regulatory agency.

(e)           Shares of Common Stock shall be issued from time to time either for cash or for such other considerations (which may be in any one or more instances a certain specified consideration or certain specified considerations) as the Board of Directors, from time to time, may deem advisable, in the manner and to the extent now or hereafter permitted by the laws of the State of New York; provided, however, that the consideration (or the value thereof as determined by the Board of Directors) per share to be received by the Corporation upon the issuance or sale of any share of its Common Stock shall not be less than the par value thereof and not less than the net asset value per share of the Corporation’s Common Stock.

(E)           The Certificate of Incorporation of The Solar Fund, Inc. is hereby amended (by adding paragraph SIXTH to the certificate) pursuant to Section 801(b)(14) of the Business Corporation Law to add the provisions below which are not inconsistent with the Business Corporation Law:

(a)           The Corporation may enter into a written contract with one or more persons (which terms shall include any firm, corporation, trust or association), hereinafter referred to as the “Investment Manager,” to manage the assets of the Corporation and to perform such functions as the Board of Directors may deem reasonable and proper, including without limitation, management, research, clerical and administrative functions.  Any such contract shall be subject to the approval of those persons required by the Investment Company Act of 1940 to approve such contract, and shall be terminable at any time upon not more than sixty (60) days’ notice by resolution of the Board of Directors or by vote of a majority of the holders of Common Stock.

Any such contract may be made with any firm or corporation in which any director or directors of this Corporation may be interested.  The compensation of the Investment Manager may be based upon a percentage of the value of the net assets of the Corporation as may be provide in such contracts.

(b)           The Board of Directors shall have authority to appoint and enter into written contract or contracts with an underwriter or distributor or distributors as agent or agents for the sale of shares of the Fund and to pay such underwriter, distributor or distributors and agent or agents as the Board of Directors may in its discretion deem reasonable and proper.  Any such contract may be made with any firm or corporation, including without limitation, the Investment Manager, or any firm or corporation in which any director or directors of the Corporation or the Investment Manager may be advised.

(c)           The number of directors of the Corporation shall be fixed from time to time in the manner provided by the Bylaws of the Corporation.

(d)           The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of its directors and stockholders:

(1)           All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided by law; provided, however, subject to the provisions of this Certificate of Incorporation, the Board of Directors may delegate the management of assets of the Corporation and such other functions as it may deem reasonable and proper to the Investment Manager, pursuant to a written contract.  The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors and in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

(2)           The Board of Directors is hereby empowered to authorize the issuance from time to time of common shares of stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations and restrictions as may be set forth in this Certificate of Incorporation or in the Bylaws of the Corporation or in the laws of the State of New York.  The Board of Directors may seek the authorization of further common shares of the same class as authorized herein without notice to stockholders.

(3)           The stockholders and directors may hold their meetings and have an office or offices outside the State of New York, and the books of the Corporation may be kept (subject to any provision contained in any applicable statue) outside the State of New York at such place or places as may be from time to time designated by the Board of Directors.

(4)           To the extent permitted by law, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with, provided with corporate action is taken by written consent of the holders of Common Stock having a majority of the shares of Common Stock of the Corporation issued and outstanding, and provided further that prompt notice is given to all stockholders of the Corporation of the taking of corporate action without a meeting and by less than unanimous written consent.

(5)           The Board of Directors shall have the power to make, alter, amend or repeal the Bylaws of the Corporation, and to adopt any new Bylaws except to the extent that the Bylaws or the laws of the State of New York may otherwise provide; provided, however, that any such Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders of the Corporation.  The Board of Directors may, if there is no objection, meet by telephone conference.

(6)           The Board of Directors may, by resolution, determine to dissolve the Corporation by liquidation of assets and redemption of all shares and fractional shares.

(a)           The Board of Directors may make all necessary application filings and amendments from time to time to increase the number of authorized common shares without the authorization or consent of shareholders.

(7)           The Board of Directors shall have power from time to time to set apart out of any funds of the Corporation, a reserve or reserves for any proper purpose and to abolish any such reserve.

(8)           The Board of Directors from time to time shall determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by resolution of the Board of Directors or required by the Investment Company Act of 1940 or any other applicable law.

(9)           The directors may make any amendments to the Certificate of Incorporation permitted by Section 803 of the Business Corporation Law of the State of New York without the consent or vote of the shareholders to meet the requirements of any federal or state regulatory body.

(F)           The Certificate of Incorporation of The Solar Fund, Inc. is hereby amended by adding paragraph SIXTH to the certificate pursuant to the Business Corporation Law; as follows:

The Corporation may indemnify any person to the extent permitted by law and the requirements of any governing regulatory agency or commission.

******

(4)           The manner in which this amendment to the certificate of incorporation of The Solar Fund, Inc. was authorized by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders of said corporation duly called and held on the 17th day of June, 1981, a quorum being present.

IN WITNESS WHEREOF, the undersigned has executed and signed this certificate this 28 day of July, 1981.

/s/ MAURICE L. SCHOENWALD
MAURICE L. SCHOENWALD,
Sole Officer, President, Incorporator,
Director and Shareholder

VERIFICATION

STATE OF NEW YORK	:

	:	ss.

COUNTY OF NASSAU	:

MAURICE L. SCHOENWALD, being duly sworn, deposes and says, that he is the Sole Officer, President, Incorporator, Director and Shareholder of The Solar Fund, Inc., the corporation named in and described in the foregoing certificate.  That he has read the foregoing certificate and knows the contents thereof, and that the same is true of his own knowledge, except as to the matters therein stated to be alleged upon information and belief, and as to those matters he believes it to be true.

/s/ MAURICE L. SCHOENWALD
MAURICE L. SCHOENWALD

Sworn to before me this 28
day of July, 1981

/s/ DAVID J. SCHOENWALD
Notary Public

THE SOLAR FUND, INC.

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

THE SOLAR FUND, INC.

SCHOENWALD & SCHOENWALD
Counselors at Law
295 Northern Boulevard
Great Neck, NY  11021
(516) 466-0808